Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

COLLECTORS UNIVERSE, INC.

Quarterly Report on Form 10-Q

For the quarter ended December 31, 2018

The undersigned, who is the Chief Financial Officer of Collectors Universe, Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2019	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Collectors Universe, Inc. and will be retained by Collectors Universe, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.